Exhibit 99.1

Smart & Final Stores, Inc. Reports Second Quarter 2017 Financial Results

COMMERCE, Calif. (July 25, 2017) – Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the fiscal second quarter ended June 18, 2017.

Second Quarter Highlights:

•                  Net sales increase of 3.9% to $1,078.3 million

•                  Comparable store sales increase of 1.3%

•                  Net income of $7.1 million, or $0.09 per diluted share

•                  Adjusted net income of $11.0 million, or $0.14 per diluted share

•                  Adjusted EBITDA of $48.0 million

“The second quarter marked a return to positive comparable store sales growth, reflecting the expected lessening of pressures from deflation and growth-related sales cannibalization, as well as from customer growth attributable to our strong competitive position,” said David Hirz, President and Chief Executive Officer.  “We expect sales growth will continue to be supported by the maturation of new stores opened over the past two years, as well as marketing and promotional initiatives aimed at increasing store traffic and building basket size.”

Mr. Hirz added, “Smart & Final is well known for meeting the needs of both business and household customers with quality warehouse-club sized and private label products, plus a unique assortment of items for small businesses.  We have a differentiated position in our value-priced and convenient stores with strong digital capabilities. With a broad range of online and delivery options to serve our customers, Smart & Final is well positioned for continued success in an evolving marketplace.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share,  which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on a non-GAAP adjusted basis.

Fiscal Second Quarter 2017 Financial Results

Net sales were $1,078.3 million in the 12-week quarter ended June 18, 2017, representing a 3.9% increase as compared to $1,038.3 million for the same period of 2016. Net sales growth was driven by a 1.3% increase in comparable store sales and from the net sales contribution of new stores. The increase in comparable store sales was attributable to a 1.9% increase in comparable transaction count, partially offset by a 0.6% decrease in comparable average transaction size, including the effect of cannibalization from new stores.

Net sales for Smart & Final banner stores were $836.1 million, a 3.0% increase as compared to $811.8 million for the same period of 2016. Comparable store sales growth for the Smart & Final banner was 1.2% in the second quarter.

Net sales for Cash & Carry banner stores were $242.2 million, a 6.9% increase as compared to $226.5 million for the same period of 2016. Comparable store sales growth for the Cash & Carry banner was 1.8% in the second quarter.

Gross margin was $162.3 million, a 3.2% increase as compared to $157.2 million in the second quarter of 2016. Gross margin rate was 15.0% as compared to 15.1% for the same period of 2016.

Operating and administrative expenses were $143.1 million, a 3.1% increase as compared to $138.8 million for the same period of 2016. This increase was primarily related to expenses associated with the 31 new stores that opened beginning in the second quarter of 2016 through the end of the second quarter of 2017 and related support costs.

Net income was $7.1 million, including the effect of store development expenses, as compared to $7.8 million for the same period of 2016. Net income per diluted share was $0.09 as compared to $0.10 for the same period of 2016.

Adjusted net income was $11.0 million, as compared to $15.5 million for the same period of 2016. Adjusted net income per diluted share was $0.14 as compared to $0.20 for the same period of 2016.

Adjusted EBITDA was $48.0 million as compared to $50.7 million for the same period of 2016.

Fiscal Year-to-date Financial Results

In the twenty-four weeks ended June 18, 2017, net sales were $2,045.3 million, an increase of 5.1% as compared to $1,946.7 million in the same period of 2016.  Net sales growth was driven by the net sales contribution of new stores, partially offset by a 0.5% decline in comparable store sales.  The decline in comparable store sales was attributable to a 0.8% increase in comparable transaction count and a 1.3% decrease in comparable average transaction size.

Net sales for Smart & Final banner stores were $1,601.1 million, an increase of 5.3% as compared to $1,521.1 million in the first half of 2016. Year-to-date comparable store sales for the Smart & Final banner decreased 0.6%.

Net sales for Cash & Carry banner stores were $444.2 million, a 4.4% increase as compared to $425.7 million in the same period of 2016.  Year-to-date comparable store sales for the Cash & Carry banner decreased 0.2%.

Net income was $2.5 million, as compared to $6.2 million in the first half of 2016. Net income per diluted share was $0.03 as compared to $0.08 for the same period of 2016.

Adjusted net income was $9.5 million, as compared to $22.1 million in the first half of 2016. Adjusted net income per diluted share was $0.12 as compared to $0.28 in the same period of 2016.

Adjusted EBITDA was $72.4 million, as compared to $85.7 million in the same period of 2016.

Growth and Development

During the fiscal second quarter of 2017, the Company opened four new Smart & Final Extra! stores, completed one conversion of a legacy Smart & Final store to the Extra! format, and one relocation. The Company opened one new Cash & Carry store. As of June 18, 2017, the Company operated a total of 313 stores, including 180 Smart & Final Extra! stores, 72 legacy Smart & Final stores and 61 Cash & Carry stores.

Operating Stores at Fiscal Quarter End (June 18, 2017)

	Smart & Final Banner Stores
	Extra! format	Legacy format	Total	Cash & Carry Banner Stores	Total Company
End of Fiscal 2016	172	74	246	59	305
New stores	6	-	6	2	8
Relocations, net	1	(1)	-	-	-
Conversions	1	(1)	-	-	-
Store closures	-	-	-	-	-
End of 2nd Quarter 2017	180	72	252	61	313

Leverage and Liquidity

As of June 18, 2017, the Company’s debt, net of debt issuance costs, was $665.7 million and cash and cash equivalents were $63.2 million.

As of June 18, 2017, the Company generated cash from operations of $95.1 million and invested $69.5 million in capital expenditures, primarily related to the development of Extra! format stores and to improvements of existing assets.

Outlook

The Company is maintaining its previously issued guidance framework for the full year ending December 31, 2017, while narrowing the guidance range for certain elements (as noted in bold type):

Net sales growth	5.5% - 6.0%
Comparable store sales growth	1.0% - 1.5%
Unit growth (new stores)	15 Smart & Final Extra! 4 Cash & Carry
Relocations of existing stores to Extra! format	3 Smart & Final stores
Expansions or conversions of legacy stores to Extra! format	4 to 5 Smart & Final stores
Adjusted EBITDA	$185 - $190 million
Adjusted net income	$39 - $41 million
Adjusted diluted EPS	$0.50 - $0.52
Capital expenditures	$120 - $130 million
Fully diluted weighted average shares	77 million

The above guidance includes certain non-GAAP financial measures (namely adjusted EBITDA, adjusted net income and adjusted net income per diluted share), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: pre-opening costs associated with new stores of approximately $6 million, non-cash rent related to stores of approximately $4 million and share-based compensation expense of approximately $10 million. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

In the third quarter of fiscal year 2017, the Company expects to open 3 new Smart & Final Extra! stores and 2 new Cash & Carry stores.

Fiscal Second Quarter Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fiscal second quarter 2017 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International) and entering the replay pin number: 13665867. The telephonic replay will be available until 11:59 p.m. Eastern Time, August 8, 2017.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. The Company operates 314 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, Idaho, Montana and Utah, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for over 145 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended		Twenty-four Weeks Ended
	June 18, 2017	June 19, 2016	June 18, 2017	June 19, 2016

Net sales	$1,078,287	$1,038,281	$2,045,304	$1,946,734
Cost of sales, buying and occupancy	916,017	881,067	1,749,923	1,661,169
Gross margin	162,270	157,214	295,381	285,565

Operating and administrative expenses	143,062	138,819	278,736	263,901
Income from operations	19,208	18,395	16,645	21,664

Interest expense, net	8,335	7,441	16,509	14,752
Equity in earnings of joint venture	47	284	214	728
Income before income taxes	10,920	11,238	350	7,640

Income tax (provision) benefit	(3,792)	(3,432)	2,186	(1,472)
Net income	$7,128	$7,806	$2,536	$6,168

Net income per share:
Basic	$0.10	$0.11	$0.04	$0.08
Diluted	$0.09	$0.10	$0.03	$0.08

Weighted average shares outstanding:
Basic	72,573,681	73,197,064	72,430,786	73,193,107
Diluted	76,251,510	78,907,184	76,478,054	78,976,605

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	June 18, 2017	January 1, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$63,225	$54,235
Accounts receivable, less allowances of $433 and $434 at June 18, 2017 and January 1, 2017, respectively	32,988	31,809
Inventories	266,569	278,718
Prepaid expenses and other current assets	30,086	48,769
Deferred income taxes	-	22,105
Total current assets	392,868	435,636

Property, plant, and equipment:
Land	9,123	9,106
Buildings and improvements	20,468	17,351
Leasehold improvements	321,777	301,522
Fixtures and equipment	382,168	353,764
Construction in progress	18,849	12,110
	752,385	693,853
Less accumulated depreciation and amortization	289,389	249,251
	462,996	444,602

Capitalized software, net of accumulated amortization of $15,293 and $13,293 at June 18, 2017 and January 1, 2017, respectively	15,545	10,392
Other intangible assets, net	366,296	369,519
Goodwill	611,242	611,242
Equity investment in joint venture	14,644	14,366
Other assets	68,796	66,662
Total assets	$1,932,387	$1,952,419

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$230,786	$225,227
Accrued salaries and wages	33,273	31,933
Accrued expenses	86,025	82,925
Current portion of debt, less debt issuance costs	48,531	62,352
Total current liabilities	398,615	402,437

Long-term debt, less debt issuance costs	617,178	616,588
Deferred income taxes	108,595	129,902
Postretirement and postemployment benefits	118,530	121,409
Other long-term liabilities	133,693	129,834

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value;
Authorized shares – 10,000,000
Issued and outstanding shares – none	–	–
Common stock, $0.001 par value;
Authorized shares – 340,000,000
Issued and outstanding shares - 73,972,443 and 72,930,653 at June 18, 2017 and January 1, 2017, respectively	74	73
Additional paid-in capital	504,407	500,666
Retained earnings	64,308	65,093
Accumulated other comprehensive loss	(13,013)	(13,583)
Total stockholders’ equity	555,776	552,249
Total liabilities and stockholders’ equity	$1,932,387	$1,952,419

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Twenty-four Weeks Ended
	June 18, 2017	June 19, 2016
Operating activities
Net income	$2,536	$6,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,989	21,752
Amortization	18,008	15,035
Amortization of debt discount and debt issuance costs	891	1,280
Share-based compensation	4,304	3,418
Deferred income taxes	524	(811)
Equity in earnings of joint venture	(214)	(728)
Loss on disposal of property, plant, and equipment	14	65
Asset impairment	550	181
Changes in operating assets and liabilities:
Accounts receivable, net	(2,958)	(1,074)
Inventories	12,149	(11,602)
Prepaid expenses and other assets	18,318	2,017
Accounts payable	5,559	18,215
Accrued salaries and wages	1,340	(2,153)
Other accrued liabilities	8,128	8,682
Net cash provided by operating activities	95,138	60,445

Investing activities
Purchases of property, plant, and equipment	(62,646)	(70,346)
Proceeds from disposal of property, plant, and equipment	1,807	409
Assets acquired in Haggen Transaction	–	(2,227)
Investment in capitalized software	(6,836)	(1,385)
Other	(458)	(279)
Net cash used in investing activities	(68,133)	(73,828)

Financing activities
Proceeds from exercise of stock options	3,626	1,783
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(1,524)	(106)
Fees paid in conjunction with debt financing	(123)	(133)
Borrowings on bank line of credit	38,000	40,000
Payments on bank line of credit	(52,000)	(15,000)
Stock repurchases	(5,994)	(5,104)
Net cash (used in) provided by financing activities	(18,015)	21,440

Net increase in cash and cash equivalents	8,990	8,057
Cash and cash equivalents at beginning of period	54,235	59,327
Cash and cash equivalents at end of period	$63,225	$67,384

Cash paid during the period for:
Interest	$11,012	$7,467
Income taxes	$1	$5,476

Non-cash investing and financing activities
Software development costs incurred but not paid	$340	$490
Construction in progress costs incurred but not paid	$9,634	$13,542

Smart & Final Stores, Inc. and Subsidiaries

Segment Information

(In Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Twelve Weeks Ended June 18, 2017
Net sales	$836,134	$242,153	$-	$1,078,287
Cost of sales, distribution and store occupancy	706,610	207,372	2,035	916,017
Operating and administrative expenses	107,796	17,441	17,825	143,062
Income (loss) from operations	$21,728	$17,340	$(19,860)	$19,208

Capital expenditures	$33,830	$3,501	$3,057	$40,388

Twelve Weeks Ended June 19, 2016
Net sales	$811,754	$226,527	$-	$1,038,281
Cost of sales, distribution and store occupancy	685,129	193,579	2,359	881,067
Operating and administrative expenses	108,041	15,225	15,553	138,819
Income (loss) from operations	$18,584	$17,723	$(17,912)	$18,395

Capital expenditures	$40,524	$824	$1,470	$42,818

Twenty-four Weeks Ended June 18, 2017
Net sales	$1,601,103	$444,201	$-	$2,045,304
Cost of sales, distribution and store occupancy	1,363,402	382,505	4,016	1,749,923
Operating and administrative expenses	211,702	33,607	33,427	278,736
Income (loss) from operations	$25,999	$28,089	$(37,443)	$16,645

Capital expenditures	$54,804	$6,374	$8,304	$69,482

Twenty-four Weeks Ended June 19, 2016
Net sales	$1,521,068	$425,666	$-	$1,946,734
Cost of sales, distribution and store occupancy	1,291,811	364,696	4,662	1,661,169
Operating and administrative expenses	203,241	30,050	30,610	263,901
Income (loss) from operations	$26,016	$30,920	$(35,272)	$21,664

Capital expenditures	$67,123	$1,886	$2,722	$71,731

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely EBITDA and adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.  The Company defines adjusted net income as net income adjusted for the items set forth in the table below. The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding. The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of net income to EBITDA, adjusted EBITDA and adjusted net income, and net income per share to adjusted net income per share and adjusted net income per diluted share, for the twelve-week and twenty-four week periods ended June 18, 2017 and June 19, 2016.

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP EBITDA and Adjusted EBITDA

(Unaudited)

(In Thousands)

	Twelve Weeks Ended June 18, 2017	Twelve Weeks Ended June 19, 2016	Twenty-four Weeks Ended June 18, 2017	Twenty-four Weeks Ended June 19, 2016
Net income	$7,128	$7,806	$2,536	$6,168
Depreciation and amortization	22,314	19,253	43,997	36,787
Interest expense, net	8,335	7,441	16,509	14,752
Income tax provision (benefit)	3,792	3,432	(2,186)	1,472
EBITDA	41,569	37,932	60,856	59,179

Adjustments to EBITDA
Net loss from closed stores and exit costs (a)	891	2,602	1,281	3,738
Loss from asset dispositions (b)	300	57	628	185
Share-based compensation expense (c)	2,489	1,911	4,304	3,418
Non-cash rent (d)	376	586	736	834
Pre-opening costs (e)	1,190	247	2,161	437
Costs associated with acquired Haggen store locations (f)	1,201	7,373	2,402	17,950
Other items (g)	25	-	81	6
Adjusted EBITDA	$48,041	$50,708	$72,449	$85,747

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended June 18, 2017	Twelve Weeks Ended June 19, 2016	Twenty-four Weeks Ended June 18, 2017	Twenty-four Weeks Ended June 19, 2016
Net income	$7,128	$7,806	$2,536	$6,168
Income tax provision (benefit)	3,792	3,432	(2,186)	1,472
Income before income taxes	10,920	11,238	350	7,640

Adjustments to net income
Net loss from closed stores and exit costs (a)	891	2,602	1,281	3,738
Loss from asset dispositions (b)	300	57	628	185
Share-based compensation expense (c)	2,489	1,911	4,304	3,418
Non-cash rent (d)	376	586	736	834
Pre-opening costs (e)	1,190	247	2,161	437
Costs associated with acquired Haggen store locations (f)	1,201	7,373	2,402	17,950
Other items (g)	25	-	81	6
Adjusted income tax provision	(6,365)	(8,546)	(2,422)	(12,107)
Adjusted net income	$11,027	$15,468	$9,521	$22,101

Adjusted Net Income Per Share

Net income per share - basic	$0.10	$0.11	$0.04	$0.08
Per share impact of net income adjustments	0.05	0.10	0.09	0.22
Adjusted net income per share - basic	$0.15	$0.21	$0.13	$0.30

Net income per share - diluted	$0.09	$0.10	$0.03	$0.08
Per share impact of net income adjustments	0.05	0.10	0.09	0.20
Adjusted net income per share - diluted	$0.14	$0.20	$0.12	$0.28

Weighted average shares - basic	72,573,681	73,197,064	72,430,786	73,193,107
Weighted average shares - fully diluted	76,251,510	78,907,184	76,478,054	78,976,605

(a)  Represents costs associated with store closure and exit costs.

(b)  Represents non-cash loss associated with asset dispositions and impairment charges.

(c)  Represents expenses associated with the Company’s equity-based incentive award program.

(d)  Represents non-cash component of recognized rent expense.

(e)  Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(f)  Represents new store and relocation opening costs and non-cash rent related to acquired former Haggen store locations.

(g)  Represents severance costs in the twelve-week period ended June 18, 2017 and the twenty-four week periods ended June 18, 2017 and June 19, 2016.